Exhibit 10 - Acquisition Agreement

                              ACQUISITION AGREEMENT

     This ACQUISITION AGREEMENT (the "Agreement") is entered into as of February 12, 2005 (the "Closing Date") by and between Jerry Gruenbaum, a Connecticut resident and Nathan Lapkin, a New Jersey resident (hereinafter "Sellers"), and ICBS International Corp. a Florida company (hereinafter "Purchaser").

                                    RECITALS

     WHEREAS, Sellers own 100% of all the outstanding shares of ICBS Global Securities, Inc. an SEC registered broker dealer and member of the NASD (hereinafter "ICBS Global"); and

     WHEREAS, ICBS Global was previously a part of Purchaser in an Acquisition Agreement that has been cancelled.

     WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire ICBS Global on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises, undertakings and agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

Section 1. PURCHASE AND SALE.

1.1 Purchase and Sale. Sellers hereby sells, transfers, assigns and delivers to Purchaser, free and clear of any liens or encumbrances of any kind which have been created or granted by ICBS Global, 100% of the issued and outstanding shares of ICBS Global plus agree to infuse $100,000 into the Purchaser on or before February 28, 2005.

1.2  Closing. On the Closing Date:

     A. Sellers shall deliver to the Purchaser a share certificate in the name of Purchaser, representing all of the issued and outstanding shares of ICBS Global.

     B. Purchaser will endorse and sign a shareholder agreement addressed to the Purchaser's transfer agent, authorizing the transfer agent to issue Sellers a total of 17,909,507 newly issued common shares which represents 53.76% of the total 33,316,680 issued and outstanding shares of the Purchaser after the acquisition of ICBS Global out of 300,000,000 authorized shares.

1.3 Post Closing Activities.

     A. Further Assurances - New Offices. ICBS Global agrees that within a reasonable time, as defined by a calendar month, it will open

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          affiliate offices in Amsterdam and Beijing,  to pursue deals in Europe and China respectively and will make a public announcement, once the offices are opened.

     B. Further Assurances - Debts. No later than Thirty days (30) after the closing, ICBS Global agrees to settle all debts as described in Exhibit A.

     C. Post Closing Operations. Following the Closing Date, Sellers shall have sole and absolute discretion over the operation of the business of ICBS Global without any further involvement in the day-to-day operations.

     D. Conversion of Class A Special Voting Shares. Following the Closing Date, Purchaser shall convert the 2,000,000 Class A Special Voting Shares into 200,000 Common shares of the Purchaser and cancel the right to issue any further Class A Special Voting Shares.

Section 2. REPRESENTATIONS AND WARRANTIES

2.1 Authority. Sellers and Purchaser each represent to the other that it has the right to enter into this Agreement, that said Agreement has been approved by a majority of the shareholders entitled to vote and that it has the ability to perform its obligations hereunder, including the assignment, transfer and delivery by Sellers, and purchase by Purchaser, of the issued and outstanding shares. Each of Sellers and Purchaser is or represents a corporation, limited liability company, partnership, trust, limited partnership or similar entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

2.2 "As Is" "Where Is". Purchaser has received all of information and documentation it requires in connection with the purchase and sales, except as expressly provided herein.

2.3 No Other Representations. Except as expressly set forth in this Agreement, neither party makes any further representations or warranties concerning the subject matter contained herein.

2.4 Survival. Each of the representations, warranties and agreements of each of Purchaser and Sellers contained in this Agreement shall survive the Closing Date.

Section 3. MISCELLANEOUS.

3.1 Assignment. Neither this Agreement nor any interest hereunder will be assignable in part or in whole by either party without the prior written consent of the non-assigning party, which consent will not be unreasonably withheld, conditioned or delayed; provided, however, that (i) either party may freely assign its rights to receive payments under this Agreement and
     (ii) either party may assign is rights and obligations under this Agreement to any Affiliate. For purposes hereof, "Affiliate" means, with respect any person or entity, any person or entity that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other person or entity (where the term "control" means the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise). This Agreement

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     will be binding upon the  successors  and permitted  assigns of the parties and the name of a party appearing herein will be deemed to include the names of such party's successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment, which is not in accordance with this section, will be void.

3.2 Governing Law and Venue. This Agreement is made in accordance with and shall be governed and construed in accordance with the laws of the State of New York, U.S.A., excluding its conflict of law provisions. The federal and state courts in the State of California shall have exclusive jurisdiction and venue over all actions in connection with this Agreement.

3.3  Dispute  Resolution.  In the  event of any  controversy,  dispute  or claim arising out of or related to this Agreement or the breach thereof, Purchaser and Sellers agree to meet and confer in good faith to attempt to resolve the controversy, dispute or claim without an adversary proceeding. If the controversy, dispute or claim is not resolved to the mutual satisfaction of Purchaser and Sellers within ten (10) business days of notice of the controversy, dispute or claim, Purchaser and Sellers agree to waive their rights, if any, to a jury trial, and to submit the controversy, dispute or claim to a retired judge or justice for binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Purchaser and Sellers agree that the only proper venue for the submission of claims shall be the County of New York, New York, and that the hearing before the referee shall be concluded within nine (9) months of the filing and service of the complaint. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any dispute resolution proceedings contemplated by this provision shall be as confidential and private as permitted by law.

3.4 Notices. All notices and other communications under this Agreement will be in writing and shall be made by (i) personal delivery, (ii) certified or registered mail, return receipt requested, (iii) fax or (iv) e-mail, delivery acknowledgement requested. Notices shall be addressed as set forth on the signature pages hereto. Notices given via personal delivery shall be effective upon delivery. Notices given via certified or registered mail, return receipt requested, fax or e-mail, delivery acknowledgement requested, shall be effective five (5) days after delivery.

3.5 Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each party.

3.6 Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving party.

3.7 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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3.8  Attorneys'  Fees.  In the event that any suit,  arbitration,  legal action, proceeding or dispute between the parties arises in connection with this Agreement, the party prevailing shall be entitled to recover all expenses, costs and fees, including reasonable attorney's fees, actually incurred in association with such action.

3.9 Entire Agreement. This Agreement, including all Exhibits, is the complete, final and exclusive understanding and agreement of the parties and cancels and supersedes any and all prior negotiations, correspondence and agreements, whether oral or written, between the parties respecting the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


/s/ Jerry Gruenbaum
-----------------------------------------
Jerry Gruenbaum


/s/ Nathan Lapkin
-----------------------------------------
Nathan Lapkin


ICBS International Corp., Represented By:


By: /s/ Jerry Gruenbaum, Secretary
   --------------------------------------
       Jerry Gruenbaum, Secretary


Dated: February 12, 2005


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                                    Exhibit A

The following is a complete list of the accounts payable of ICBS International Corp. as of the Closing Date. The following amounts are in Canadian Dollars.

Description                                                               Amount

Robert M. Lawand, C.A. Per statement                                      51,670
Marcos Guerra, C.P.A. consulting payable (USD$4,500)                       5,294
Kumar filing services (USD $8,000)                                         9,412
Directors liability insurance Per insurance statement                     23,529
Head office rent and expenses (Begin Street)                               5,000
Marc Champagne, lawyer Per statement                                       7,383
Walter Elmore, lawyer                                                      8,000
Olgen Wallace, US attorney (USD$1,350)                                     1,588
Fabrice Zambitto - expenses paid                                           2,000
Faris Heddo - expenses paid                                                1,440
Miscellaneous                                                                239
                                                                        --------
                                                                        $115,556
                                                                        ========



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